FT 872

                         TRUST AGREEMENT

                     Dated:  August 3, 2004

     This Trust Agreement among First Trust Portfolios, L.P., as Depositor, The Bank of New York, as Trustee, Securities Evaluation Service, Inc., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust Special Situations Trust, Series 24" effective January 23, 1992 (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and Portfolio Supervisor agree as follows:

                             PART I

             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                             PART II

              SPECIAL TERMS AND CONDITIONS OF TRUST

    CORPORATE INVESTMENT GRADE PORTFOLIO-LONG-TERM, SERIES 3

     The following special terms and conditions are hereby agreed to:

         (a)    The  Bonds defined in Section 1.01(5)  listed  in
   Schedule A hereto have been deposited in trust under this Trust Agreement.

         (b) The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for a Trust is the amount set in the "Summary of Essential Information" in the Prospectus.

         (c)    The  number of units in a Trust  referred  to  in
   Section  2.03  is  set  forth  in the  "Summary  of  Essential
   Information" in the Prospectus.

         (d) For each Trust the First General Record Date and the amount of the second distribution of funds from the Interest Account shall be the record date for the Interest Account and the amount set forth in the "Summary of Essential Information" in the Prospectus.

         (e) For each Trust the "First Settlement Date" is the date set forth in the "Summary of Essential Information" in the Prospectus.

         (f)    the  term  "Bonds" as set forth in  the  standard
   Terms and Conditions of Trust shall be replaced with the  term
   "Securities."

         (g)    The  definition of "Bonds" contained  in  Section
   1.01(5) of the Standard Terms and Conditions of Trust shall be amended by inserting the following after "(the "Corporate
   Bonds")" appearing in the first sentence thereof:

   "sovereign   debt  obligations  (the  "Sovereign  Bonds"),zero
   coupon bonds (the "Zero Coupon Bonds")".

         (h) First Trust Advisors L.P.'s compensation as referred to in Section 3.15 of the Standard Terms and Conditions of Trust shall be in the amount of $.50 per Unit.

          (i)    Notwithstanding  anything  to  the  contrary  in
   Section 6.04 of the Standard Terms and Conditions of Trust, the Trustee's Compensation Rate shall be an annual fee in the amount of $1.26 and $1.11 per Unit for those portions of the Trust representing monthly and semi-annual distribution plans, respectively, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined by Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year).

   (j) Section 4.03 shall be amended to read as follows:

   "As compensation for providing evaluation services under this Indenture, the Evaluator shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the amount of $.86 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which  the  compensation is paid (such annual fee  to  be  pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefore from the Evaluator, upon which, as to the cost incurred by the Evaluator of providing services hereunder the Trustee my rely, and shall be charged against the Interest and/or Principal Accounts, in accordance with
   Section 3.05."

                            PART III

     A. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, references to subsequent Series established after the date of effectiveness of the First Trust Special Situations Trust, Series 24 shall include FT 872.

     B. Notwithstanding any provision to the contrary contained in the Standard Terms and Conditions of Trust and in lieu of the receipt of Certificates evidencing ownership of Units of the
Fund, the Sponsor, at its option, may elect that Units of the Fund owned by it be reflected by book entry on the books and records of the Trustee. For all purposes the Sponsor shall be deemed the owner of such Units as if a Certificate evidencing ownership of Units of the Fund had actually been issued by the
Trustee.   The  Units reflected by book entry on  the  books  and
records of the Trustee may be transferable by the registered owner of such Units by written instrument in form satisfactory to the Trustee. The registered owner of Units reflected by book entry on the books and records of the Trustee shall have the right at any time to obtain Certificates evidencing ownership of such Units.

     C.    Section 2.01. of Article II of the Standard Terms  and
Conditions of Trust is hereby amended by inserting "(a)" prior to the beginning of the text of the paragraph and adding the following additional paragraphs:

   "(b) From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee additional Bonds, in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or Contract Obligations relating to such Bonds), to be held, managed and applied by the Trustee as herein provided. Such deposit of additional Bonds shall be made, in each case, pursuant to a Notice of Deposit of Additional Bonds from the Depositor to the Trustee. The Depositor, in each case, shall ensure that each deposit of additional Bonds pursuant to this Section shall be, as nearly as is practicable, in the identical ratio as the Percentage Ratio for such Bonds as is specified in the Prospectus for the Trust and the Depositor shall ensure that such Bonds are identical to those deposited on the Initial Date of Deposit. The Depositor shall deliver the additional Bonds which were not delivered concurrently with the deposit of additional Bonds and which were represented by Contract Obligations within 10 calendar days after such deposit of additional Bonds (the "Additional Bonds Delivery Period"). If a contract to buy such Bonds between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Bonds are not delivered to the Trust by the end of the Additional Bonds Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirely, apply the monies in accordance with Section
2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.14. If the Depositor does not take the action specified in Section 3.14 within 10 calendar days of the end of the Additional Bonds Delivery Period, the Trustee shall forthwith take the action specified in Section 3.14.

   (c)  In connection with the deposits described in Section 2.01
(a) and (b), the Depositor has, in the case of Section 2.01(a) deposits, and, prior to the Trustee accepting a Section 2.01(b) deposit, will, deposit cash and/or Letter(s) of Credit in an amount sufficient to purchase the Contract Obligations (the "Purchase Amount") relating to Bonds which are not actually delivered to the Trustee at the time of such deposit, the terms of which unconditionally allow the Trustee to draw on the full amount of the available Letter of Credit. The Trustee may deposit such cash or cash drawn on the Letter of Credit in a non-interest bearing account for the Trust.

    (d) In the event that the purchase of Contract Obligations pursuant to any contract shall not be consummated in accordance with said contract or if the Bonds represented by Contract Obligations are not delivered to the Trust in accordance with
Section 2.01(a) or 2.01(b) and the monies, or, if applicable, the monies drawn on the Letter of Credit, deposited by the Depositor are not utilized for Section 3.14 purchases of New Bonds, such funds, to the extent of the purchase price of Failed Contract Obligations for which no Replacement Bond was acquired pursuant to Section 3.14, plus all amounts described in the next succeeding two sentences, shall be credited to the Principal Account and distributed pursuant to Section 3.05 to Unit holders of record as of the Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to each Unit holder his pro rata portion of the sales charge levied on the sale of Units to such Unit holder attributable to such Failed Contract Obligation. The Depositor shall also pay to the Trustee, for distribution to the Unit holders, interest on the amount of the purchase price to the
Trust of the Failed Contract Obligation, at the rate of 5% per annum to the date the Depositor notifies the Trustee that no Replacement Bond will be purchased or, in the absence of such notification, to the expiration date for purchase of a Replacement Security specified in Section 3.14. Any amounts remaining from monies drawn on the Letter of Credit which are not used to purchase New Bonds or are not used to provide refunds to Unit holders shall be paid to the Depositor.

    (e) The Trustee is hereby irrevocably authorized to effect registration or transfer of the Bonds in fully registered form to the name of the Trustee or to the name of its nominee.

    (f) In connection with and at the time of any deposit of additional bonds pursuant to Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Principal Account, cash or other property (other than Bonds) on hand in the Principal Account or receivable and to be credited to the Principal Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Bonds) received by the Trust as of the date of the deposit or receivable by the Trust in respect of distributions declared but not received as of the date of the deposit, reduced by the amount of any cash or other property received or receivable on any Bond allocable (in accordance with the Trustee's calculation of the monthly distribution from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit."

     D. Section 2.01 if the Standard Terms shall be amended to included the following section at the end of Section 2.01:

     "(g)Notwithstanding anything to the contrary herein, subject to the requirements set forth in this Section 2.01(g) and unless the Prospectus otherwise requires, the Depositor may, on any Business Day (the "Trade Date"), subscribe for additional Units as follows:

         (i) Prior to the Evaluation Time on such Business Day, the Depositor shall provide notice (the "Subscription Notice") to the Trustee, by telephone or by written communication, of the Depositor's intention to subscribe for additional Units. The Subscription Notice shall identify the additional Securities to be acquired (unless such additional Securities are a precise replication of the then existing portfolio) and shall either (a) specify the quantity of additional Securities to be deposited by the Depositor on the settlement date for such subscription or
     (b) instruct the Trustee to purchase additional Securities with an aggregate value as specified in the Subscription Notice.

         (ii) Promptly following the Evaluation Time on such Business Day, the Depositor shall verify with the Trustee the number of additional Units to be created.

       (iii) Not later than the time on the settlement date for such subscription when the Trustee is to deliver or assign the additional Units created hereby, the Depositor shall deposit with the Trustee (a) any additional Securities specified in the Subscription Notice (or contracts to purchase such additional Securities together with cash or a Letter of Credit in the amount necessary to settle such contracts) or (b) cash or a Letter of Credit in an amount equal to the aggregate value of the additional Securities specified in the Subscription Notice to be purchased by the Trustee, and adding and subtracting the amounts specified in the first and second sentences of Section 5.01, computed as of the Evaluation Time on the Business Day preceding the Trade Date divided by the number of Units outstanding as of the Evaluation Time on the Business Day preceding the Trade Date, times the number of additional Units to be created.

         (iv) On the settlement date for such subscription, the Trustee shall, in exchange for the Securities and cash, cash or Letter of Credit described above, deliver to, or assign in the name of or on the order of, the Depositor the number of Units verified by the Depositor with the Trustee.

          (v) In the event the Depositor fails to take such action required by paragraph (iii) above, the Trustee shall, on the settlement date for such subscription, settle the securities transactions specified in the Subscription Notice.

         (vi) Neither the Trust nor Unit holders of the Trust will be responsible for any loss resulting from the failure of the Depositor to take such action required by paragraph (iii) above."

     E.   Section 1.01(3) shall be amended to read as follows:

     "(3)  "Evaluator" shall mean Securities Evaluation  Service,
Inc. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

     F.   Section 1.01(1) shall be amended to read as follows:

     "(1) "Depositor" shall mean First Trust Portfolios, L.P. and its successors in interest, or any successor depositor appointed as hereunder provided."

     G.   Section 1.01(2) shall be amended to read as follows:

     "(2) "Trustee" shall mean The Bank of New York, or any successor trustee appointed as hereinafter provided."

     All references to United States Trust Company of New York in the Standard Terms and Conditions of Trust shall be amended to refer to The Bank of New York.

     H.   Section 1.01(4) shall be amended to read as follows:

     "(4)"Portfolio  Supervisor" shall mean First Trust  Advisors
L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

     I.    Section  3.01 of the Standard Terms and Conditions  of
Trust shall be replaced in its entirety with the following:

     "Section 3.01. Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period ( as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Principal Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor's reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units of the Trust outstanding at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust incurred after the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. If the cash balance of the Principal
Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee, to the extent practicable, in the percentage ratio then existing. The reimbursement provided for in this section shall be for the account of Unit holders of record at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this
Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the trustee any cash identified in the Statement of Net Assets of the Trust included in the Prospectus not late than the expiration of the Delivery Period and the Depositor's obligation to make such delivery shall be secured by the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unit holder redeems Units prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, the Trustee shall pay the Unit holder, in addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust set forth in the Prospectus, or such lower revision thereof most recently communicated to the Trustee by the Depositor pursuant to Section 5.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payments, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation  of the portfolio and audit of the Trust,  the  initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses."

     J. Section 3.05(d) of Article III of the Standard Terms and Conditions of Trust is hereby replaced with the following:

     "Section 3.05(d) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to First Trust Advisors L.P. the amount that it is entitled to receive pursuant to Section 3.15."

     K.    Section 3.15. of the Standard Terms and Conditions  of
Trust shall be replaced with the following shall be amended to read as follows:

          "As compensation for providing portfolio supervisory services in its capacity as Portfolio Supervisor, and for providing bookkeeping and other administrative services of a character described in 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee, First Trust Advisors L.P. shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in
     Part II of the Trust Agreement for the Trust, calculated based on the largest number of Units outstanding during the calendar year, except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which First Trust Advisors L.P. provides services described herein during less than the whole of such year). Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received for such services rendered to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost to First Trust Advisors L.P. of supplying such services in such year."

     Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from First Trust Advisors L.P., which shall constitute the representation by First Trust Advisors L.P. that the bookkeeping and administrative services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by First Trust Advisors L.P. of providing portfolio supervisory, and bookkeeping and administrative services hereunder was not less than the compensation claimed, upon which representation the Trustee may conclusively rely. Such compensation shall be charged against the Interest and Principal Accounts in accordance with Section 3.05.

     If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.15, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.15.

     Any moneys payable to First Trust Advisors L.P. pursuant to this Section 3.15 shall be secured by a lien on the Trust prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of
Section 6.04 herein."

     Except  as  the  context  otherwise  requires,  First  Trust
Advisors L.P. shall be subject to the provisions of Section  4.05 herein in the same manner as it would if it were the Evaluator.

     L.    Section  5.01 of the Standard Terms and Conditions  of
Trust shall be amended as follows:

           (i)   The  fourth sentence of the first  paragraph  of
Section 5.01 shall be amended by deleting the phrase "and (iii)" and adding the following, "(iii) amounts representing unpaid accrued organization costs, and (iv)"; and

           (ii) The following text shall immediately precede the last sentence of the first paragraph of Section 5.01:

           "The resulting figure is herein called a "Trust Fund Evaluation." Prior to the payment to the Depositor of its reimbursable organization costs to be made at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period in accordance with Section 3.10, for purposes of determining the Trust Fund Evaluation under this
Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organization costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trust in writing of a revised estimated amount per Unit representing unpaid accrued organization costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organization costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not effect calculations made prior thereto and no adjustment shall be made in respect thereof."

     M.    Section  5.01 of the Standard Terms and Conditions  of
Trust shall be amended by inserting the following paragraph immediately after the second paragraph of such section:

     "The Depositor is authorized to obtain from The NASDAQ Stock Market, Inc. ("NASDAQ") Mutual Fund Quotation Service ("MFQS") a unit investment trust ticker symbol for a Trust and to contract with NASDAQ for the dissemination of the Trust Fund Evaluation computed by the Trustee pursuant to Section 5.01 of the Standard Terms and Conditions of Trust through the MFQS, provided, however, that no such contract shall affect the Trustee's duties or liabilities without its prior consent. When and as directed by the Depositor, the Trustee shall cause the Trust Fund Evaluation to be communicated to MFQS for such purpose. The Depositor and Trustee shall be reimbursed from the respective Trust for any cost or expense incurred in connection with the obtaining of the ticker symbol and the communication to MFQS and its dissemination of the Trust Fund Evaluation. Neither the Depositor nor the Trustee shall be liable for any error, omission or other action of NASDAQ in connection with the dissemination of the Trust Fund Evaluation, and the Depositor and the Trustee shall be indemnified by the respective Trust and held harmless against any loss, liability, claim or expense resulting from any error, omission or other action of NASDAQ. In no event shall the Trustee be liable to any person for special, indirect, or consequential damages of any kind whatsoever resulting from or in connection with the dissemination of the Trust Fund Evaluation through MFQS whether or not the Trustee has been advised as to the possibility of such damages and regardless of the form of action in which any such claim for damages may be made."

     N.   Section 6.01(i) of the Standard Terms and Conditions of
Trust shall be deleted in its entirety and replaced with the following:

           "(i) No payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for the Trust or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed the Trustee as an expense except (a) for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee, and (b) such other amounts permitted under the Investment Company Act of 1940."

     O.    The  third  paragraph of Section 6.02 of the  Standard
Terms and Conditions of Trust shall be deleted in its entirety and replaced with the following:

     "If provided for in the Prospectus for a Trust, the Trustee shall pay, or reimburse to the Depositor, the expenses related to the updating of the Trust's registration statement, to the extent of legal fees, typesetting fees, electronic filing expenses and regulatory filing fees. Such expenses shall be paid from the Income Account, or to the extent funds are not available in such Account, from the Capital Account, against an invoice or invoices therefor presented to the Trustee by the Depositor. By presenting  such  invoice or invoices,  the  Depositor  shall  be deemed to certify, upon which certification the Trustee is authorized conclusively to rely, that the amounts claimed therein are properly payable pursuant to this paragraph. The Depositor shall provide the Trustee, from time to time as requested, an estimate of the amount of such expenses, which the Trustee shall use for the purpose of estimating the accrual of Trust expenses. The amount paid by the Trust pursuant to this paragraph in each year shall be separately identified in the annual statement provided to Unit holders. The Depositor shall assure that the Prospectus for the Trust contains such disclosure as shall be necessary to permit payment by the Trust of the expenses contemplated by this paragraph under applicable laws and regulations.

     The provisions of this paragraph shall not limit the authority of the Trustee to pay, or reimburse to the Depositor or others, such other or additional expenses as may be determined to be payable from the Trust as provided in Section 6.02 of the Standard Terms and Conditions of Trust."

     P. The third sentence of paragraph (a) of Section 6.05 of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

     "The Depositor may remove the Trustee at any time with or without cause and appoint a successor Trustee by written instrument or instruments delivered not less than sixty days prior to the effective date of such removal and appointment to the Trustee so removed and to the successor Trustee."

     Q.    The second sentence of the second paragraph of Section
8.02 shall be replaced with the following:

     "Commencing no earlier that nine business days prior to  the
termination  of  the  Trust,  the  Trustee  will  liquidate   the
Securities during such period and in such daily amounts as the Depositor shall direct, and shall:"

     IN WITNESS WHEREOF, First Trust Portfolios, L.P., The Bank of New York, Securities Evaluation Service, Inc. and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                             FIRST TRUST PORTFOLIOS, L.P.,
                               Depositor


                             By       Jason T. Henry
                                      Senior Vice President


                             THE BANK OF NEW YORK, Trustee


                             By        Brian C. Aarons
                                       Vice President
(SEAL)

Attest:


Dorothy Alencastro
Assistant Vice President

                              SECURITIES EVALUATION SERVICE,
                                INC., Evaluator


                              By        James Couture
                                        President
(SEAL)

Attest:


James G. Prince
Vice President and
Assistant Secretary

                              FIRST TRUST ADVISORS L.P.,
                                Portfolio Supervisor


                              By        Jason T. Henry
                                        Senior Vice President


                  SCHEDULE A TO TRUST AGREEMENT

                 Securities Initially Deposited
                             FT 872

     (Note:   Incorporated herein and made a part hereof  is  the
"Schedule of Investments" as set forth for each Trust in the Prospectus.)